PEASE OIL AND GAS COMPANY
         751 Horizon Court
      Grand Junction, Colorado
             81506-8758

       NOTICE TO STOCKHOLDERS

     You have  previously  received
proxy materials for the 1996 Annual
Meeting  of  Stockholders  of Pease
Oil and Gas  Company.  Your vote is
important. If you have not done so,
please  mark and return  your proxy
as instructed in the materials.

     Also,    please    note    the
following    correction    to   the
biography of Jack A.  Alexander,  a
nominee   for    preferred    stock
director.  Mr.  Alexander served as
senior vice president, and never as
a director,  of Paulson  Investment
Company   and  Argent   Securities,
respectively.

     If   you    need    additional
materials to vote or to change your
vote,  please  contact  Patrick  J.
Duncan,   Corporate  Secretary,  at
(970)    245-5917    or    American
Securities Transfer & Trust Inc. at
(303) 234-5300.